Exhibit 99.1

Brad Jacobs to Lead Equity Investment of $1 Billion in SilverSun Technologies and Pursue Acquisitions in an Industry to be Announced Later

Jacobs to Become Chairman and Chief Executive Officer

Company to Become Platform for Jacobs’ New Venture after Spinning Off Existing SilverSun Business

GREENWICH, Conn. and EAST HANOVER, N.J. — December 4, 2023 — SilverSun Technologies, Inc. (Nasdaq: SSNT) (“SilverSun” or the “Company”) and Jacobs Private Equity II, LLC (“JPE”), which is led by Brad Jacobs, today announced that they and minority co-investors have entered into an investment agreement (the “Investment Agreement”), pursuant to which JPE and the minority co-investors will invest $1 billion in cash into SilverSun. The proposed equity investment is comprised of $900 million by JPE and $100 million by co-investors, including Sequoia Heritage.

Upon the closing of the equity investment, JPE will become the majority stockholder of SilverSun and Jacobs will become the Company’s chief executive officer and chairman of its board of directors. The Investment Agreement also provides for the spin-off of the Company’s existing business to SilverSun stockholders as of a record date that is expected to be one day prior to the closing of the investment. The remaining Company will become a standalone platform for significant acquisitions in an industry to be announced soon, along with the company’s new name.

Jacobs said, “I’m excited to start building another multibillion-dollar company from scratch. Soon, I’ll be providing more information about my new venture and industry, and the strategy we plan to execute.”

Jacobs has completed approximately 500 M&A transactions in his career, and built five multi-billion dollar, publicly traded companies to date: XPO, Inc., one of the largest providers of less-than-truckload services in North America; GXO Logistics, Inc., the largest pure-play contract logistics provider in the world; RXO, Inc., a leading tech-enabled freight brokerage platform; United Rentals, Inc., the world’s largest equipment rental company; and United Waste Systems, Inc., the fifth largest U.S. waste management company at the time of its sale.

Each of these companies has a history of attracting world-class talent, establishing advantages through technology, and scaling up through accretive capital allocations for M&A and organic growth.

The Investment Agreement

Under the terms of the Investment Agreement, the Company will, shortly after the closing of the investment, separate (“spin off”) the existing SilverSun business as SilverSun Technologies Holdings, Inc. (the “spin-off company”) and distribute all shares of the spin-off company to the stockholders of SilverSun as of a record date that is expected to be one day prior to the closing of the equity investment. The Company will also effect an 8:1 reverse stock split prior to the closing of the equity investment. Upon the closing of the investment and the effectiveness of the reverse stock split, JPE, Sequoia Heritage and the other co-investors will have: (i) voting, convertible preferred stock that, in aggregate, is convertible into approximately 219 million shares of the Company’s common stock at a price of $4.57 per share (equivalent to $0.57 per share pre-split); and (ii) warrants to purchase an additional approximately 219 million shares of the Company’s common stock at post-reverse-split exercise prices of: $4.57 per share (equivalent to $0.57 per share pre-split) with respect to 50% of the warrants, $6.85 per share (equivalent to $0.86 per share pre-split) with respect to 25% of the warrants, and $13.70 per share (equivalent to $1.71 per share pre-split) with respect to the remaining 25% of the warrants. Following the closing of the investment, JPE and the co-investors will own approximately 99.85% of the Company’s common stock on a fully convertible/exchangeable basis.

In addition, SilverSun will declare a $2.5 million aggregate cash dividend to its stockholders as of the same record date, to be funded from proceeds received under the Investment Agreement. The transactions contemplated by the Investment Agreement have been approved by SilverSun’s board of directors, and are expected to be completed in 2024. The transactions are subject to SilverSun stockholder approval and the satisfaction of other customary closing conditions.

The Company’s current management and board of directors, including Mark Meller, SilverSun’s chief executive officer, are expected to continue in their current roles at the spin-off company and its subsidiaries. The spin-off company will apply for a public listing of its shares, which will be registered pursuant to a Form 10 registration statement that will be filed with the U.S. Securities and Exchange Commission.

Meller said, “We believe this investment agreement will provide ideal outcomes for our stockholders, customers and employees, including the opportunity for our stockholders to realize a substantial upfront cash payment in the form of a $2.5 million dividend. We expect our stakeholders will benefit from retaining the value of our existing business, while also participating in the potential upside of Brad Jacobs’ future business plans for the company.”

Goldman Sachs and Morgan Stanley are serving as financial advisors to JPE, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

The Benchmark Company, LLC is serving as financial advisor to SilverSun, and Lucosky Brookman LLP is serving as legal advisor.

Cautionary statement regarding forward-looking statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	uncertainties as to the completion of the equity investment (the “initial investment”), the separation by SilverSun Technologies, Inc. (the “Company”) of its existing business into SilverSun Technologies Holdings, Inc. (the “spin-off”) and the other transactions contemplated by the investment agreement by and among Jacobs Private Equity II, LLC, the Company and the other parties thereto (the “Investment Agreement”), including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

●	the risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

●	the possibility that competing transaction proposals may be made;

●	the risks associated with raising additional equity or debt capital from public or private markets to pursue acquisitions or other strategic investments, including in an amount that may significantly exceed the initial equity investment, and the effects that raising such capital may have on the Company’s business and the trading price of the Company’s common stock, including the possibility of substantial dilution;

●	the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

●	the effects that the announcement, pendency or consummation of the equity investment, the spin-off and the other transactions contemplated by the Investment Agreement may have on the Company and its current or future business and on the price of the Company’s common stock;

●	the possibility that an active, liquid trading market for the Company’s common stock may not develop or, if developed, may not be sustained;

●	the possibility that the warrants, if issued, may not be exercised;

●	the possibility that various closing conditions for the equity investment, the spin-off and the other transactions contemplated by the Investment Agreement may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all, including the possibility that the Company may fail to obtain stockholder approval for the transactions contemplated by the Investment Agreement;

●	the effects that a termination of the Investment Agreement may have on the Company, including the risk that the price of the Company’s common stock may decline significantly if the equity investment is not completed;

●	the risk that the spin-off may be more difficult, time-consuming or costly than expected or the possibility that the anticipated benefits of the spin-off may not be realized;

●	uncertainties regarding the Company’s focus, strategic plans and other management actions;

●	the risk that the Company, following the closing of the equity investment, is or becomes highly dependent on the continued leadership of Jacobs as chairman and chief executive officer and the possibility that the loss of Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

●	the risk that Jacobs’ past performance may not be representative of future results;

●	the risk that the Company is unable to attract or retain world-class talent;

●	the risk that the Company may be unable to identify suitable acquisition candidates or expeditiously consummate any particular acquisition candidate on acceptable terms or at all;

●	the risk that the failure to consummate an acquisition expeditiously, or at all, could have a material adverse effect on the Company’s business prospects, financial condition, results of operations or the price of the Company’s common stock;

●	the risk that the Company may fail to satisfy the ongoing requirements of Nasdaq if it is unable to expeditiously consummate an acquisition following the consummation of the spin-off;

●	the risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

●	the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

●	the risks associated with the uncertain nature of the industry in which Jacobs, upon becoming chairman and chief executive officer of the Company, plans to pursue acquisitions after consummation of the transactions contemplated by the Investment Agreement;

●	the risks associated with potential litigation related to the transactions contemplated by the Investment Agreement or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions;

●	and other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this press release speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Additional information and where to find it

In connection with the proposed equity investment, the Company will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents from the Company’s website at https://www.silversuntech.com or by written request to the Company at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936.

Participants in the solicitation

Jacobs Private Equity II, LLC and the Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed equity investment and the other transactions contemplated by the Investment Agreement. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on November 27, 2023. The interests of the Company and its directors and executive officers with regard to the proposed equity investment may differ from the interests of the Company’s stockholders generally, and stockholders may obtain additional information by reading the proxy statement and other relevant documents regarding the proposed equity investment and the other transactions contemplated by the Investment Agreement, when filed with the SEC.

Contacts:

For JPE:

Investor contact

Mark Manduca

mark.manduca@jpe.com

+1-203-321-3889

Media contact

Joe Checkler

joe.checkler@jpe.com

+1-732-674-4871

For SilverSun:

Mark Meller

meller@silversuntech.com
+1-973-758-6108

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